Exhibit 10.2

2009 ROWAN COMPANIES, INC. INCENTIVE PLAN

2009 STOCK APPRECIATION RIGHT AGREEMENT

THIS STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) is made as of the 5th day of May, 2009 (“Grant Date”), between Rowan Companies, Inc., a Delaware corporation (the “Company”) and ____________ (the “Participant”).

1.
Grant of SAR.  To carry out the purposes of the 2009 Rowan Companies, Inc. Incentive Plan (the “Plan”), and subject to the conditions described in this Agreement and the Plan, the Company hereby grants to the Participant a stock appreciation right (“SAR”) with respect to ______ shares of common stock, $0.125 par value per share of the Company (“Stock”), effective as of the Grant Date on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan; the Plan is incorporated herein by reference as a part of this Agreement.

2.	Exercise Price. The exercise price of Stock purchased pursuant to the exercise of this SAR shall be $ per share.

3.
Exercise of SAR.  This SAR shall be exercisable in the manner described below for one-third of the aggregate number of SARs on and after the first anniversary of the Grant Date and an additional one-third on and after each of the second and third anniversaries of the Grant Date; provided, however, a SAR may be exercised only prior to its expiration date and, except as otherwise provided below, only while the Participant remains an Employee of the Company.  This SAR shall not be exercisable in any event after the expiration of ten years from the Grant Date hereof.  The SAR will terminate and cease to be exerciseable upon the Participant’s termination of employment with the Company, except that:

(a)
If the Participant’s employment with the Company terminates by reason of Retirement, the Participant may exercise this SAR at any time during the period of five years following the date of such termination, but only as to the number of SARs that the Participant was entitled to purchase hereunder as of the date his employment so terminates, plus such additional number of SARs, if any, that the Committee, in its sole discretion, determines to be exercisable as of such Retirement.

(b)
If the Participant dies within the five-year period following the date of the Participant’s termination of employment by reason of Retirement, the Participant’s estate, or the person who acquires this SAR by bequest or inheritance or otherwise by reason of the death of the Participant, may exercise this SAR at any time during the period of two years following the date of the Participant’s death, but only as to the number of SARs the Participant was entitled to purchase hereunder as of the date the Participant’s employment terminated by reason of Retirement.

(c)
If the Participant’s employment with the Company terminates by reason of disability, the Participant may exercise this SAR in full at any time during the period of five years following the date of such termination, but only as to the number of SARs that the Participant was entitled to purchase hereunder as of the date his employment so terminates, plus such additional number of SARs, if any, that the Committee, in its sole discretion, determines to be exercisable as of such disability.

(d)
If the Participant dies while in the employ of the Company or within the five-year period following the date of the Participant’s termination of employment by reason of disability, the Participant’s estate, or the person who acquires this SAR by bequest or inheritance or by reason of the death of the Participant, may exercise this SAR in full at any time during the period of two years following the date of the Participant’s death.

(e)
If the Participant’s employment with the Company terminates other than by reason of Retirement, disability, or death, this SAR (to the extent vested as of the date of termination and not exercised prior thereto) shall terminate upon the expiration of 90 days following the date the Participant’s employment so terminates.

4.
Exercise.  Subject to the limitations set forth herein and in the Plan, this SAR may be exercised by written notice provided to the Company, and may only be exercised with respect to a number of SAR Shares with respect to which the SAR is then exercisable.  Upon exercise of the SAR, the product of the number of the SARs exercised multiplied by the excess of the Fair Market Value (determined in accordance with the terms of the Plan) over the Exercise Price shall become payable to the Participant in shares of Stock, or, in the sole discretion of the Committee, in cash.  Such Stock issuance or single lump-sum cash payment shall be made as soon as practicable after becoming payable, but no later than 45 days after the date of exercise. Notwithstanding anything to the contrary contained herein, the Participant agrees that he will not exercise the SAR granted pursuant hereto, and that the Company will not be obligated to issue any Stock pursuant to this Award Agreement, if the exercise of the SAR or the issuance of such Stock would constitute a violation by the Participant or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.

5.	Retirement. For purposes of the Agreement and pursuant to the terms of the Plan, Retirement of an Employee shall have occurred if, as of the Employee’s date of termination of employment:

(a) in the case of an Employee who is an employee of the Company or one of its subsidiaries (other than LeTourneau, Inc. or its subsidiaries, the employees of which are covered in (b) below), the Employee is a minimum of 60 years old and has satisfied the requirements for normal retirement pursuant to the policies of the Company in place at the time of termination; or

(b) in the case of an Employee who is an employee of LeTourneau, Inc. or one of its subsidiaries, the Employee has satisfied the requirements for either normal or late retirement pursuant to the polices of LeTourneau, Inc. in place at the time of termination.

Determination of the date of termination of employment by reason of Retirement and the satisfaction of the requirements for “Retirement” shall be based on such evidence as the Committee may require and a determination by the Committee of such date of termination and satisfaction shall be final and controlling on all interested parties.

6.
Status of Stock.  The Company intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon exercise of this SAR and to keep such registration effective throughout the period that this SAR is exercisable.  In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of the SAR will be delayed until registration of such shares is effective or an exemption from registration under the Act is available.  The Company intends to use its reasonable efforts to ensure that no such delay will occur.  In the event exemption from registration under the Act is available upon an exercise of this SAR, the Participant (or the person permitted to exercise this SAR in the event of the Participant’s incapacity or death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require assuring compliance with applicable securities laws.  The Company shall incur no liability to the Participant for failure to register the Stock or maintain the registration.

The Participant agrees that the shares of Stock, which the Participant may acquire by exercising this SAR, will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.  The Participant also agrees (i) that the certificates representing the shares of Stock purchased under this SAR may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this SAR on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this SAR.

7.
Employment Relationship.  For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company as long as the Participant remains an Employee of either the Company, a parent or subsidiary corporation (as defined in Code Section 424) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new SAR for this SAR.  Any question as to whether and when there has been a termination of such employment, and the cause and date of such termination, shall be based on such evidence as the Committee may require and a determination by the Committee as to the cause and date of such termination shall be final and controlling on all interested parties.

8.
Withholding of Tax.  Upon an exercise of this SAR, the Company is authorized in its discretion to satisfy any withholding requirement out of any cash or shares of Stock distributable to the Participant upon such exercise.

9.
Reorganization of the Company.   The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof; the dissolution or liquidation of the Company; any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

10.
Recapitalization Events.   In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Stock shall mean and include all securities or other property (other than cash) that holders of Stock of the Company are entitled to receive in respect of Stock by reason of each successive Recapitalization Event, and the exercise price of the SAR shall be adjusted as deemed necessary or appropriate in the sole discretion of the Committee to prevent enlargement or dilution of the Participant’s rights under this Agreement.

11.
Transfer of SAR.  Except as provided herein, all rights granted hereunder shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant or, in the case of the Participant’s death or incapacity, by the Participant’s guardian or legal representative.  Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of this SAR that does not satisfy the requirements set forth hereunder shall be void and unenforceable against the Company.

12.
Severability.   In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

13.
Certain Restrictions.   By executing this Agreement, the Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with this Agreement, the securities laws or any other applicable laws, rules or regulations, or the terms of the Plan.

14.	Recoupment. Notwithstanding any provision of this Agreement to the contrary, the Committee may, in its sole discretion:

(a)
recoup from Participants all or a portion of the Stock issued or cash paid under this Agreement if the Company’s reported financial or operating results are materially and negatively restated within five years of the issuance or payment of such amounts and may cancel any SARs not yet exercised (whether or not vested); and

(b)
recoup from Participants who, in the Committee’s judgment, engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the Stock issued or cash paid under this Agreement within five years of such conduct and may cancel any SARs not yet exercised (whether or not vested).

15.	Stockholder Rights. Prior to exercise and receipt of any underlying Stock, a Participant shall have no rights of a stockholder with respect to the shares of Stock subject to the SAR.

16.
Amendment and Termination.   Except as otherwise provided in the Plan or this Agreement, no amendment or termination of this Agreement shall be made by the Company without the written consent of the Participant.

17.
Code Section 409A; No Guarantee of Tax Consequences.   This Award of SARs is intended to be exempt from Code Section 409A.  The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

18.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.

19.
Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.  The courts in Harris County, Texas shall be the exclusive venue for any dispute regarding the Plan or this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the day and year first above written.
ROWAN COMPANIES, INC.
By:                                                                Date:                                           , 20__

PARTICIPANT:
Date:                                           , 20__
Address: